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                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS



The Board of Directors
WhiteBarn, Inc.

We consent to the use of our report, incorporated herein by reference, dated March 10, 2000, relating to the balance sheets of WhiteBarn, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended, which report appears in the registration statement on Form S-1 (File No. 333-34694) of Talarian Corporation.


Chicago, Illinois
July 20, 2000